Small-Cap Value semiannual N-SAR  Item 77Q1 Incorporations by
Reference
1. Amended and Restated Agreement and Declaration of Trust dated
March 21, 2014    Incorporated by reference to Post-Effective
Amendment No. 140 to the Registrants Registration Statement filed on June 27, 2014.
2. Management Contract with Putnam Investment Management, LLC
dated February 27, 2014    Incorporated by reference to Post-
Effective Amendment No. 140 to the Registrants Registration Statement filed on June 27, 2014.
3. Sub-Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014
schedule A dated March 7, 2014    Incorporated by reference to
Post-Effective Amendment No. 140 to the Registrants Registration Statement filed on June 27, 2014.